SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 6, 2004

Health Enhancement Products, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-34015                                                              87-699977

         (Commission File Number)                      (I.R.S. Employer Identification No.)

2530 South Rural Road, Tempe, AZ         85282

(Address of Principal Executive Offices) (Zip Code)

(480) 385-3800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 4.

Changes in Registrant’s Certifying Accountant.

On July 6, 2004, the Board of Directors of Health Enhancement Products, Inc. (“HEPI”) dismissed Pritchett, Siler & Hardy, P.C. (“Pritchett”) as its independent auditors, and engaged Wolinetz, Lafazan & Company, P.C. to serve as its new independent auditors for fiscal 2004.  The change in auditors became effective as of July 6, 2004.

The report of Pritchett on HEPI’s consolidated financial statements for the fiscal year ended December 31, 2003 did not contain an adverse opinion or disclaimer of opinion nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that such report was qualified as to the uncertainty relating to HEPI’s ability to continue as a going concern.

During the fiscal year ended December 31, 2003 and through the date hereof, there were no disagreements with Pritchett on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Pritchett, would have caused Pritchett to make reference to the subject matter of the disagreement in connection with their report on the financial statements for such years.  In addition, during the fiscal year ended December 31, 2003 and through the date hereof, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

HEPI provided Pritchett with a copy of the foregoing disclosures prior to the filing of this Current Report on Form 8-K with the Securities and Exchange Commission and requested Pritchett to furnish it with a letter addressed to the Securities and Exchange Commission stating whether Pritchett agrees with the statements made by HEPI herein and, if not, stating the respects in which it does not agree.  Attached hereto as Exhibit 16 is a copy of Pritchett’s letter, dated July 9, 2004, stating its agreement with such statements.

As mentioned above, simultaneously with the dismissal of its former auditors, HEPI engaged Wolinetz, Lafazan & Company, P.C. to act as its independent auditors as successor to Pritchett for fiscal 2004 effective as of July 6, 2004.  During the fiscal year ended December 31, 2003 through the date hereof, HEPI did not consult with Wolinetz, Lafazan & Company, P.C. regarding any matters or events set forth in Items 304(a)(2)(i) or (ii) of Regulation S-K.

Item 7.

Financial Statements and Exhibits.

(c)

Exhibits

Exhibit No.

Description

16

Letter from Pritchett to the Securities and Exchange Commission dated July 9, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2004	HEALTH ENHANCEMENT PRODUCTS, INC.

By /s/ Howard R. Baer
Howard R. Baer, CEO